CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the reference to our firm under the captions "Statements and Reports" and "Independent Registered Public Accounting Firm" in the Statement of Additional Information for AllianceBernstein High Income Municipal Portfolio in this Registration Statement (Form N-1A 33-07812 and 811-04791) of
AllianceBernstein Municipal Income Fund, Inc.




                                          ERNST & YOUNG LLP


New York, New York
January 22, 2010